This memo will be sent to all Klondex employees via email from Paul Huet on the morning of the announcement

TO: All Klondex Employees:

This morning Klondex Mines Ltd. announced that our Board of Directors has accepted an offer from Hecla Mining Company to purchase Klondex. Upon completion of the transaction, all of Klondex’s Nevada assets will become part of Hecla and our Canadian assets will be transferred to a new publicly traded company.

The transaction is based on consideration of a combination of Hecla stock, cash and shares of the new publicly traded company. It is a compelling offer at a significant premium to our share price which delivers immediate value to our security holders. The transaction price recognizes the value of Klondex’s experienced team, high-grade mining assets and the exploration upside of the land package we own.

The transaction is subject to several levels of approval during the next approximate 8-12 weeks. Assuming all required approvals are received including our shareholders vote in favor of the transaction during the Special Meeting of Shareholders in June, the sale is expected to close soon thereafter.

There are significant benefits to Klondex joining the Hecla organization. Hecla is a larger, well-capitalized company, with a more diverse asset base, which will provide greater stability to the entire organization. The combined entity will have better resources to explore and develop our great assets in Nevada and help these assets reach their full potential.

I know Phil Baker, the CEO of Hecla, well. Phil is a good man and wants to see our people and operations succeed. He has expressed Hecla’s intention of maintaining and investing in our Nevada assets. I hope our Nevada properties and teams will become a key component of the Hecla portfolio of assets going forward.

I am confident that the decision to enter into this agreement and join the Hecla team is the right one and now is the right time. I believe this transaction creates tremendous opportunities for you to further build on the foundation we have established in Nevada.

I will continue to communicate with you throughout this process until the sale closes.

Sincerely,

Paul Huet

President and Chief Executive Officer

Important Additional Information and Where to Find It

In connection with the proposed transaction, Klondex will file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, KLONDEX SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Klondex files with the SEC (when available) from the SEC’s website at www.sec.gov and Klondex’s website at www.klondexmines.com. In addition, the proxy statement and other documents filed by Klondex with the SEC (when available) may be obtained from Klondex free of charge by directing a request to Mike Beckstead, Director, Investor Relations, Klondex Mines Ltd., 6110 Plumas Street, Suite A, Reno, Nevada, USA 89519, Phone: 775-284-5757.

Certain Participants in the Solicitation

Klondex, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Klondex shareholders with respect to shareholder approval of the proposed acquisition of Klondex. Information regarding the names of Klondex’s directors and executive officers and their respective interests in Klondex by security holdings or otherwise is set forth in Klondex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 14, 2017, Klondex’s definitive proxy statement for its 2017 Annual and Special Meeting of Shareholders filed with the SEC on April 11, 2017. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Klondex’s website at www.klondexmines.com.